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                                                                  EXHIBIT 10.2

DATED:  29th September, 1999




                                THE POST OFFICE

                                      AND

                               eTOYS UK LIMITED






                    =======================================

                                  UNDERLEASE
                                      of
                             Unit A Stirling Court
                        South Marston Industrial Estate
                      Stirling Road South Marston Swindon

                    =======================================





                                                           Post Office
                                                           Legal Services
                                                           Impact House
                                                           2 Edridge Road
                                                           Croydon CR9 1PJ

                                                           Ref: C/11314/KJE/aly
                                                           4 August, 1999


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                                                                        [SEAL]

THIS UNDERLEASE is made the 29th day of September, One thousand nine hundred and ninety nine

B E T W E E N

(1) THE POST OFFICE whose principal office is at 148 Old Street, London [ILLEGIBLE] EC1V 9HQ (hereinafter called "the Landlord") and

(2) eTOYS UK LIMITED whose registered office is situate at St. Victoria Embankment London EC4Y 0DX (Registered in England Number [ILLEGIBLE]) (hereinafter called "the Tenant")

N O W   T H I S   D E E D   W I T N E S S E T H  as follows

1  DEFINITIONS AND INTERPRETATION

         In this Deed:

         1.1 "The Term" means the period commencing on the Third day of August 1999 and expiring on the 27th day of September 2008

         1.2 "the Rent" means the additional rents secondly and thirdly reserved by Clause 2 hereof Together With:

                   1.2.1 For the period commencing on the Rent Commencement Date and ending on the 28th day of September 2003 a rent of One Hundred and Twelve Thousand pounds (L112,000) per annum

                   1.2.2 Thereafter the yearly rent shall be the greater of the sum referred to in Clause 1.2.1 and such amount as may be agreed between the Landlord and the Superior Landlord as being the revised rent with effect from 29th September 2003 for the Premises under the terms of the Superior Lease

          1.3  "the Rent Commencement Date" shall be the Fourth day of
               August, 1999

          1.4 "the Premises" means the land and buildings at Unit A Stirling Court South Marston Industrial Estate Stirling Road South Marston Swindon as the same is more particularly described in
               Part I of the First

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               Schedule to the Superior Lease and shown edged red on the plan numbered 2 attached thereto

          1.5 "the permitted use of the premises" means use for storage and distribution in accordance with Class B8 of the Schedule to the Town & Country Planning (Use Classes) Order 1987 together with ancillary offices Provided that references to the Order herein shall not include or be deemed to include references to any amendment re-enactment or replacement of the Order and accordingly Clause 1.12.1 hereof shall not apply to these references to the Order

          1.6 "The Superior Lease" means the Lease dated 19th December 1988 as varied by the Deeds referred to in the Third Schedule of this Underlease and all documents supplemental thereto

          1.7 "Superior Landlord" means Clerical Medical Investment Group Limited or such other persons for the time being entitled to the reversion immediately expectant upon the determination of the term granted by the Superior Lease

          1.8 "the Landlord" includes where the context so admits the person or persons for the time being entitled to the reversion immediately expectant on the determination of the Term

          1.9 "The Tenant" includes the Tenant and the successors in title and assigns of the Tenant

          1.10 "the Quarter Days" means the 25th day of March the 24th day of June the 29th day of September and the 25th day of December in each year

          1.11 "Qualifying Assignee" means an assignee being:

                   1.11.1 a statutory or public body or statutory undertaker a public or local authority a government department or ministry or a nationalised industry or

                   1.11.2 a limited company incorporated in England and Wales with annual profits before tax in the three complete trading years immediately preceding the date of application for licence to

                                       2

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                            assign which in each year exceed an amount
                            representing the Rent payable under this Underlease at the date of the application multiplied by three as evidenced by a set of properly audited accounts the latest set of which has been published not earlier than eleven months before the date of the application or

                    1.11.3 an organisation which is able to provide a surety as a party to any proposed alienation of these presents who fulfills one or more of the foregoing criteria

          1.12 And in this Underlease unless there be something in the context inconsistent therewith:

                    1.12.1 Reference (whether general or specific) in this Underlease to any Act of Parliament or Bye-Law shall include every Act of Parliament or Bye-Law for the time being in force amending and modifying or replacing the same and all Orders Directions and Regulations already made or issues or hereafter to be made or issued thereunder

                    1.12.2 Words importing the masculine gender shall include the feminine gender and the neuter and vice versa and words importing the singular number only shall include the plural number and vice versa and words importing persons and all references to persons shall include companies corporations and firms and vice versa

                    1.12.3 If at any time two or more persons are included in the expression "the Tenant" then covenants entered into or implied herein by or on the part of the Tenant shall be deemed to be and shall be construed as covenants entered into by and binding on such persons jointly and severally

2         DEMISE

          In consideration of the Rent and covenants hereinafter reserved and contained on the part of the Tenant to be paid performed and observed the Landlord


                                       3

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          HEREBY DEMISES unto the Tenant ALL THAT the Premises TOGETHER with the benefit of but subject to (as the case may be) the covenants (except the covenant as to payment of the rents reserved by the Superior Lease) exceptions reservations and provisos contained in the Superior Lease TO HOLD the same unto the Tenant for the Term YIELDING AND PAYING therefor clear of all deductions whatsoever yearly and proportionately for any part of a year [FIRST] from the Rent Commencement Date and thereafter until the end of the Term the yearly rents specified in subclauses 1.2.1 and 1.2.2 (inclusive) of Clause 1 hereof without any deduction by equal quarterly payments in advance on the Quarter Days the first payment for the period from the Rent Commencement Date to the next following Quarter Day to be paid on the Rent Commencement Date SECONDLY by way of additional rent and on demand the insurance costs and service charges which the Landlord shall from time to time be required to pay pursuant to the provisions of Clause 2(b) pages 8 and 9 of the Superior Lease and THIRDLY by way of additional rent interest on a daily basis on all rents or any other sums due under this Underlease which the Tenant shall fail to pay within seven days of the due date such interest to be calculated at the Prescribed Rate as defined by the Superior Lease from the date on which the same were due until the date of payment without deduction set off or counter-claim (except such as the Tenant may be required by law to deduct notwithstanding any stipulation to the contrary) and by means of a bankers standing order if so required by the Landlord

3         TENANT'S COVENANTS

          The Tenant to the intent that the obligations hereby created shall continue throughout the Term hereby convenants with the Landlord as follows:

          3.1 At all times during the Term to pay the Rent at the times and in the manner hereinbefore reserved

          3.2 To observe and perform in favour of the Landlord the covenants on the part of the tenant (except the covenant as to payment of the rents

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               reserved by Clause 1 of the Third Schedule to the Superior
               Lease) and the conditions and provisos contained in the Superior Lease and in the documents referred to by the Third Schedule of this Underlease in all respects as if the same were set out herein in extenso with such modifications only as may be contained in the Tenant's additional covenants set out in the First Schedule hereto

          3.3 To observe and perform the said additional covenants on the Tenant's part contained in the First Schedule hereto

          3.4 To indemnify and keep indemnified the Landlord against any liability (save in respect of any default by the Landlord in observing its covenants hereinafter contained) whatsoever including costs and expenses in any way relating to the Tenant's use and occupation of the Premises or any breach of the Tenant's covenants herein contained

4         LANDLORD'S COVENANTS

          The Landlord hereby covenants with the Tenant throughout the Term:

          4.1 To perform and observe the covenant on its part contained in the Superior Lease to pay the rents reserved by Clause 2 thereof and at all times to keep the Tenant indemnified against any liability including costs and expenses in any way relating to the same

          4.2 That the Tenant paying the Rent hereby reserved and performing and observing the covenants and stipulations herein contained on the part of the Tenant to be performed and observed shall peaceably hold and enjoy the Premises during the Term without interruption or disturbance by the Landlord or any person lawfully claiming under or in trust for the Landlord

          4.3 Upon receiving notice from and at the expense of the Tenant to take all reasonable steps to enforce the covenants on the part of the Superior Landlord contained in the Superior Lease

                                       5


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          4.4  To take all reasonable steps to obtain the consent of the
               Superior Landlord whenever the Tenant makes an application for any consent required hereunder where the consent of both the Landlord and the Superior Landlord is needed by virtue of this Underlease and the Superior Lease in those cases where the Landlord is willing to give its consent or where the Landlord's refusal to give such consent is held by the Court to be unreasonable

          4.5 To notify the Tenant of any such notice served by the Superior Landlord instituting a review of the rent in accordance with the provisions of the Superior Lease and to keep the Tenant informed at all times of the progress and outcome of all negotiations in connection with such review.

5         PROVIDED ALWAYS AND IT IS HEREBY AGREED AND DECLARED:

          5.1 That the provisos for re-entry reduction of rent in the event of damage by fire and other provisos and conditions contained in the Superior Lease shall apply to this Underlease as if they had been written in full herein.

          5.2 Where the consent of the Landlord is required to any act matter or thing under the terms of this Underlease the consent of the Superior Landlord shall also be required whenever requisite under the covenants and conditions of the Superior Lease

          5.3 Whenever necessary or appropriate under the covenants and conditions of the Superior Lease or this Underlease where any matter is to be carried out to the satisfaction or approval of the Landlord it shall also be carried out to the satisfaction of the Superior Landlord

          5.4 Where any issue question or matter arising out of or under or relating to the Superior Lease which affects or relates to the provisions of this Underlease is to be determined as therein provided it shall also be so


                                       6

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               determined under this Underlease and the determination of any such issue question or matter pursuant to the provisions of the Superior Lease shall be binding on the Tenant as well as the Landlord for the purposes both of the Superior Lease and this Underlease

          5.5 All sums payable by the Tenant hereunder which may be subject to Value Added Tax shall be considered to be tax exclusive sums and the Value Added Tax at the appropriate rate for the time being shall be payable by the Tenant in addition thereto

          5.6 Notwithstanding the provisions of Clause 1.5 the Landlord does not thereby make or give to the Tenant any representation or warranty that the said use or any other use of the Premises or any part thereof is or will be or become or remain a permitted use within the provisions of current planning legislation and the Tenant shall not be entitled to any relief or compensation whatsoever in respect thereof

          5.7 A notice by one party ("the sender") to another ("the recipient") is duly served if in writing and either delivered to the recipient or sent by registered or recorded delivery post addressed to the recipient at his address as stated in this deed or as from time to time notified to the sender in writing provided that any notice to the Landlord while the reversionary interest is vested in the Post Office shall be addressed to Post Office Property Holdings at Impact House 2 Edridge Road Croydon Surrey CR9 1PJ or as from time to time notified in writing to the Tenant

          5.8

               5.8.1 If either party shall have served on it a notice of wants of repairs or schedule of dilapidation or a notice under Section 146 or 147 of the Law Of Property Act 1925 ("the Notice") it shall supply the other with a copy of the Notice

               5.8.2 The parties will seek to agree what works detailed in the Notice are to be carried out by the Tenant pursuant to the covenants on


                                       7

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                      its part contained in this Lease and in the absence of
                      agreement either party shall be entitled to refer the issue to an independent surveyor who shall act as an expert for determination (the provisions of the Second Schedule to the Superior Lease applying in respect of the appointment duties and fees of the surveyor)

               5.8.3 The Tenant hereby covenants to carry out those works which fall within its obligations under this Lease as detailed in paragraph 4 of the First Schedule hereof necessary to comply with the Notice without undue delay

               5.8.4 The Landlord hereby covenants to carry out those works which do not fall within the Tenant's obligations under this Lease necessary to comply with the Notice without undue delay

6         MISCELLANEOUS PROVISIONS

          6.1 If the Tenant wishes to determine this Underlease on either the 1st day of February 2001 ("the First Break") or the 29th day of September 2004 ("the Second Break") and shall give to the Landlord not less than six months' prior notice in writing and in the case of the Second Break shall give to the Landlord not less than six months' prior notice in writing and provided that the Tenant shall up to the time of such determination pay the Rent AND REASONABLY PERFORM AND OBSERVE THE COVENANTS CONTAINED IN THIS UNDERLEASE then upon expiry of such notice the Term shall immediately cease and determine but without prejudice to the respective rights of either party in respect of any antecedent claim or breach of covenant

7 IT IS HEREBY CERTIFIED that there is no agreement for lease to which this Underlease gives effect


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I N  W I T N E S S whereof the Landlord has caused its Common Seal to be hereunto affixed and the Tenant has duly executed this Deed which shall be deemed to be delivered the day and year first before written


                                FIRST SCHEDULE

                        TENANT'S ADDITIONAL COVENANTS


1

          1.1 Not to assign underlet or part with or share possession or occupation of part only of the Premises and not to assign underlet or part with or share possession or occupation of the whole of the Premises except as may be permitted in accordance with the provisions of paragraphs 1.3 1.4 1.5 1.6 and 1.7 of this Schedule

          1.2  Not to:

               1.2.1 hold the whole or any part of the Premises on trust for another

               1.2.2 charge or mortgage either the whole of any part or parts of the Premises

          1.3 Not to assign the whole of the Premises without the prior written consent of the Landlord (such consent not to be unreasonably withheld or delayed) provided that the Landlord shall be entitled:

               1.3.1 to withhold its consent in any of the circumstances specified for the purposes of Section 19(1A) of the Landlord and Tenant Act 1927 and set out in paragraph 1.5

               1.3.2 to impose all or any of the conditions specified for the purposes of Section 19(1A) of the Landlord and Tenant Act of 1927 and set out in paragraph 1.6 as a condition of its consent

          1.4 The proviso to paragraph 1.3 shall operate without prejudice to the right of the Landlord to withhold such consent on any other ground or grounds where such withholding of consent would be reasonable or to


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               impose any further condition or conditions upon the grant of consent where the imposition of such condition or conditions would be reasonable

          1.5  The circumstances referred to in paragraph 1.3.1 are as follows:

               1.5.1 if any sums due are from the Tenant under this Underlease have not been paid at the date of the application for licence to assign

               1.5.2 if the proposed assignee is not resident in a jurisdiction where reciprocal enforcement of judgment exists

               1.5.3 if in the Landlord's reasonable opinion there are at the date of the application for the licence to assign any material outstanding breaches of any tenant covenant under this Lease or any personal covenants undertaken by the Tenant

               1.5.4  If the proposed assignee is not a Qualifying Assignee

          1.6  The conditions referred to in paragraph 1.3.2 are as follows:

               1.6.1 the execution and delivery to the Landlord prior to the proposed assignment of a deed of guarantee (being an authorised guarantee agreement within Section 16 of the Landlord and Tenant (Covenants) Act 1995) in the form set out in the Second Schedule

               1.6.2 if the Landlord shall reasonably so require (or if the proposed assignee is a group company of the Tenant within the meaning of Section 42 of the Landlord and Tenant Act 1954) in the absolute discretion of the Landlord the execution and delivery by one or more third party guarantors reasonably acceptable to the Landlord of a deed of guarantee containing a covenant with the Landlord as a primary obligation in such terms as the Landlord may reasonably require prior to the completion of the purposed assignment

               1.6.3 the written Licence to Assign contains a condition that if at any time prior to the assignment the circumstances (or any of them)


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                      specified in paragraph 1.5 arise the Landlord may
                      revoke the Licence by written notice to the Tenant

          1.7

               1.7.1 Not to underlet the whole of the Premises without the prior written consent of the Landlord (such consent not to be unreasonably withheld or delayed) nor without procuring that:

                      1.7.1.1 prior to the grant of any underlease the undertenant shall execute a deed containing a direct covenant with the Landlord to perform and observe the obligations of the undertenant to be contained in the underlease and the obligations of the Tenant under these presents (other than the obligations to pay the rents hereby reserved and except where inapplicable to the premises underlet)

                      1.7.1.2 any undertenant shall (if the Landlord shall so reasonably require) provide a surety or sureties reasonably acceptable to the Landlord to guarantee the due performance by the undertenant of its obligations in the underlease

                      1.7.1.3  each underlease shall be at a rent which shall:

                              1.7.1.3.1  be not less than the open market
                                         rental value (without taking or giving
                                         a fine or premium or other valuable
                                         consideration) reasonably obtainable
                                         for the premises underlet at the time
                                         such underlease is granted and not
                                         less than the Rent then payable

                              1.7.1.3.2 not to be commuted or be payable more than one quarter in advance

                      1.7.1.4 each underlease shall contain covenants by the undertenant:


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                              1.7.1.4.1 not to assign any part of the premises
                                        underlet as distinct from the whole

                              1.7.1.4.2 not to sub-underlet or charge the whole
                                        or any part of the premises underlet nor (save by way of an assignment of the whole thereof) part with the possession or share the occupation of the whole or any part of the premises underlet

                              1.7.1.4.3 not to assign any part of the premises
                                        underlet with obtaining the prior
                                        written consent of the Landlord (such
                                        consent not to be unreasonably withheld
                                        or delayed)

                              1.7.1.4.4 otherwise corresponding with the
                                        obligations of the Tenant under this
                                        Underlease (except the obligation to
                                        pay the rents hereby reserved and
                                        except where inapplicable to the
                                        premises underlet)

                              1.7.1.4.5 an Order of the Court be obtained under
                                        the provisions of Section 38(4) of the
                                        1954 Act authorising the exclusion of
                                        Sections 24-28 of the Landlord and
                                        Tenant Act 1954 (as amended) in relation to such underlease and that a certified copy of such Order be supplied to the Landlord

                    1.7.2 Not without the prior written consent of the Landlord such consent not to be unreasonably withheld or delayed to vary or waive the terms nor accept any surrender of any underlease and to take all steps necessary to enforce such terms

                    PROVIDED ALWAYS that nothing herein contained shall preclude the Tenant from sharing occupation in accordance with the provisions of paragraph 28(g) of the Third Schedule to the Superior Lease


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


2 The Tenant shall upon request from time to time provide within one month all information which the Landlord may request under Section 40(1)(a) and
     (b) of the Landlord and Tenant Act 1954

3 The Tenant shall within 28 days of any assignment or underletting of or of any other devolution of the Lease or of any interest deriving from the Lease give notice thereof to the Landlord's Solicitor and produce for registration the original or a certified copy of the document effecting or evidencing such devolution and pay such reasonable registration fee as the Landlord's Solicitor may require being not less than L20 (plus VAT) plus any registration fee payable to the Superior Landlord pursuant to clause 29 of the Superior Lease

 4 At all times during the Term to keep the Premises repaired and maintained in accordance with the provisions of the Superior Lease Provided That the Tenant shall not be obligated to keep or hand back the Premises in any better state of repair or decorative condition than that evidenced by the Schedule of Condition marked 'A' and signed on behalf of the parties hereto and for the avoidance of doubt the Tenant shall not be required to redecorate the exterior of the Premises in accordance with paragraph 6(a) of the Third Schedule to the Superior Lease in the year 2000

5 The obligations contained in clause 2 (2) and 12 respectively of the Licences for Alterations detailed in the Third Schedule shall not apply on the determination of the Term pursuant to clause 6.1 of this underlease

                                 SECOND SCHEDULE

THIS GUARANTEE AGREEMENT is made the                   day of
          199[ ]

BETWEEN

(1)  [                                ] (a company registered in England number
                ) whose registered office is at
                           ("the Landlord")

(2)  [                                ] (a company registered in England number
                         ) ("the Assignee")

W H E R E A S

(1)  LEASE

     By an Underlease ("the Lease") made the                     day of
               between [                               ] (1) and [
                   ] (2) [                                                ]
     ("the Original Tenant") the premises known as [
          ] ("the Premises") were demised from a term of
     [                                    ] years from the                  day
     of      ("the Term") subject to the payment of the rent[s] reserved by the observance and performance of the covenants on the Tenant's part and the conditions contained in the Lease




(2)  DEVOLUTION OF TITLE

     The reversion immediately expectant upon the determination of the Term [remains or is now] vested in the Landlord and the unexpired residue of
     the Term [remains or is now] vested in [the Original Tenant] or [       ]

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(3)  AGREEMENT TO ENTER INTO GUARANTEE

     The Assignor has agreed with the Landlord to enter into this guarantee agreement as a condition of the Landlord's consent permitting the
     assignment of the Lease to [                    ] ("the Assignee")

NOW THIS DEED WITNESSES as follows:

1.   In this Deed:

     1.1 "the Landlord" includes the person in whom the reversion immediately expectant on the determination of the Term is for the time being vested

     1.2 "the Lease" includes all or any deeds and documents supplemental to the lease whether or not expressed to be so

     1.3 "the Term" includes any continuation or extension of the Term and any holding over whether by statute at common law or otherwise

     1.4 "Commencement Date" means the date [of this deed or upon which the residue of the Term became vested in the Assignee referred to in recital (3) above]

     1.5 if the Assignor is more than one person [its] obligations shall be the joint and several obligations of such persons

     1.6 words importing one gender import any other gender works importing the singular import the plural and vice versa

2    THE ASSIGNOR'S COVENANTS

     The Assignor covenants with the Landlord and without the need for any express assignment with all [its] succesors in title such covenant to take effect from the Commencement Date that:

     2.1  TO PAY AND PERFORM

          The Assignee will punctually pay the rents and observe and perform the covenants and other terms of the Lease and if at any time the Assignee shall make any default in payment of the rents or in observing or performing any of the covenants or other terms of the Lease the Assignor will pay the rents and observe or perform the covenants or terms in respect of which the Assignee shall be in default and make good to the Landlord on demand and indemnify the Landlord against all losses damages costs and expenses arising or incurred by the Landlord as a result of such non-payment non-performance or non-observance notwithstanding:

          2.1.1 any time or indulgence granted by the Landlord to the Assignee or any neglect or forbearance of the Landlord in enforcing the payment of the rents or the observance or performance of the covenants or other terms of the Lease or any refusal by the Landlord to accept rents tendered by or on behalf of the Assignee at a time when the Landlord was entitled (or would after the service of a notice under the Law of Property Act 1925 Section 146 have been entitled) to re-enter the Property

          2.1.2 that the terms of the Lease may have been varied by agreement between the parties Provided that such variation is non prejudicial

          2.1.3 that the Assignee shall have surrendered part of the Property in which event the liability of the Assignor under the Lease shall continue in respect of the part of the Property not so surrendered after making any necessary apportionments under the Law of Property Act 1925 Section 140 and

          2.1.4 any other act or thing by which but for this provision the Assignor would have been released other than a variation of the terms of the Lease agreed between the parties that is prejudicial to the Assignor

     2.2  TO TAKE A LEASE FOLLOWING DISCLAIMER

          In the event of the Assignee

          2.2.1 being a company:

               2.2.1.1 going into liquidation and the liquidator disclaiming the
                       Lease or

               2.2.1.2 being dissolved and the Crown disclaiming the Lease or

               2.2.1.3 ceasing for any reason to be registered with the
                       Registrar of Companies or

          2.2.2 being an individual becoming bankrupt and the Trustee in bankruptcy disclaiming the Lease then if the Landlord so requires the Assignor will accept a new underlease of the Premises for a term equal in duration to the residue remaining unexpired of the Term at the time of the grant of a new underlease to contain like tenant's and landlord's covenants respectively and the like provisions and conditions in all respects as are contained in the Lease and the rights and liabilities shall take effect as from the date of such disclaimer forfeiture or cessation (as the case may be) provided always that the Landlord within the period of six months after such disclaimer or exercise of the right of re-entry shall serve upon the Assignor notice in writing so to do and subject to the consent of any superior landlord to the grant of the new underlease being obtained prior to the grant thereof.


3    THE ASSIGNOR'S FURTHER COVENANTS

     The Assignor further covenants with the Landlord to pay to the Landlord on demand and to indemnify the Landlord against all reasonable costs charges fees disbursements and expenses including those of professional advisers and agents and including in each case VAT incurred by the Landlord in connection with this guarantee agreement including without limitation those arising from


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

     the obtaining of the consent or approval of or information from any other person in connection with this guarantee agreement

4    CESSATION

     This guarantee agreement ceases to have effect when the Assignee is released from the tenant covenants of the Lease by virtue of Section 5 of the Landlord and Tenant (Covenants) Act 1995 or with the consent of the Landlord


I N W I T N E S S whereof the parties hereto have executed this guarantee agreement as a deed the day and year first before written





     EXECUTED as a Deed (but not           )
     delivered until the date hereof       )
     by affixing the Common Seal of        )
     Landlord in the presence of:          )


     EXECUTED as a Deed (but not           )
     delivered until the date hereof       )
     by affixing the Common Seal of        )
     [Assignor] in the presence of:        )


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

                                 THIRD SCHEDULE
                                 (ENCUMBRANCES)

19th December 1988   Service Charge           Vickers Properties Limited (1)
                     Lease (Phase I)          Superior Landlord (2)

6th July 1990        Licence for Alterations  Superior Landlord (1)
                                              Landlord (2)

January 1998         Licence for Alterations  Superior Landlord (1)
                                              Landlord (2)



THE COMMON SEAL of THE            )
POST OFFICE affixed hereto        )
is authenticated by:              )
Stephen Charles Hill              )

the signature of a person         )
authorised by the Post Office     )
to act for that purpose           )


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